UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 26, 2015, HC2 Holdings, Inc. (the “Company”) closed its previously announced offering of $50 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “Notes”).

The Notes were issued pursuant to an indenture, dated as of November 20, 2014 (the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee. The Company previously issued $250 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “Existing Notes”) on November 20, 2014 pursuant to the Indenture. The Notes constitute part of a single class of securities with the Existing Notes and have the same terms as the Existing Notes, other than issue date.

The issue price of the Notes was 100.5% of par, plus accrued interest from November 20, 2014. The Notes will mature on December 1, 2019. The other terms and conditions of the Existing Notes, and therefore the Notes, are described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 21, 2014 and incorporated herein by reference. The foregoing is also qualified in its entirety by reference to the indenture governing the Notes and the Existing Notes, which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2014 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HC2 HOLDINGS, INC.

By:	/s/ Andrea Mancuso
Name:	Andrea Mancuso
Title:	General Counsel and Corporate Secretary

Dated: March 26, 2015